                                                                    Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Second Amendment”), is entered into as of the _10th_ day of _December_, 2009, by and between SUMMIT FINANCIAL GROUP, INC. (“Summit”), SUMMIT COMMUNITY BANK, INC., successor in interest to Capital State Bank, Inc., (the “Company”), and C. DAVID ROBERTSON (“Employee”).

WITNESSETH

WHEREAS, Summit, the Company and Employee entered into that certain Amended and Restated Employment Agreement dated as of the 22nd day of December, 2008 (the “Employment Agreement”); and

WHEREAS, Summit, the Company and Employee entered into that certain First Amendment to Amended and Restated Employment Agreement dated as of the 6th day of March, 2009 (the “First Amendment”);

WHEREAS, Summit, the Company and Employee have agreed that the salary and usual work hours of Employee, effective January 1, 2010 and continuing for the remaining term of the Employment Agreement, absent termination by one of the parties as provided in the Employment Agreement, shall be reduced to the salary and work hours as set forth in this Second Amendment to the Employment Agreement, as previously amended by the First Amendment, as further amended herein and as it may be further amended from time to time; and

WHEREAS, Summit, the Company and Employee desire to enter into this Second Amendment to evidence their agreed modification of the Employment Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants, agreements and undertakings, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.           Amendment to Paragraph 3.  Paragraph 3 of the Employment Agreement shall be amended to read as follows, effective as of the date first written above:

3.           Duties.  Employee shall perform and have all of the duties and responsibilities that may be assigned to him from time to time by the Board of Directors of the Company, provided, however, that from and after January 1, 2010, Employee shall devote his best efforts on a half-time basis to the performance of such duties.  The intent of the parties hereto is that, while Employee has been required to devote his best efforts on a full-time basis to his duties under this Employment Agreement during its term, Employee shall, effective January 1, 2010, reduce his normal working hours to no less than fifty percent (50%) of his usual and previous full-time working hours, and shall work at such rate of work hours from and after January 1, 2010, continuing thereafter for the remainder of the term of this Employment Agreement, as amended by the First Amendment, and as further amended herein, absent termination by one of the parties as provided in the Employment Agreement.

2.           Amendment to Exhibit A.  Paragraphs A and D of Exhibit A of the Employment Agreement shall be amended as to read in full as follows:

A.           Base Salary.  Employee’s base salary, as of the execution of this Employment Agreement on December 22, 2008 was $142,700, which salary, upon consummation of the consolidation of Capital State Bank, Inc. and Summit Community Bank, Inc., Employee’s base salary was increased to $170,000.  Thereafter, Employee’s base salary has been as mutually agreed upon by Employee and Company.  Employee has been considered for salary increases on the basis of cost of living increases and increases in responsibility.  In consideration of Employee’s waiver of future merit raises, Summit has established a Supplemental Executive Benefit Plan for the benefit of Employee.  The parties hereto agree, however, that from and after January 1, 2010, Employee’s base salary shall be $10,000 per month, for the remainder of the term of this Employment Agreement, as amended by the First Amendment, and as further amended herein, absent termination by one of the parties as provided in the Employment Agreement.

3.           Amendment Controls Over Employment Agreement and First Amendment.  Unless otherwise expressly amended herein, or pursuant to the First Amendment, all terms and conditions of the Employment Agreement, as the same may be supplemented, modified, amended or extended from time to time, remain in full force and effect.  This Second Amendment shall control to the extent any conflict or ambiguity arises between the Employment Agreement and this Second Amendment or between the First Amendment and this Second Amendment, as the case may be.

4.           Authority.  The undersigned are duly authorized by all required action or agreement to enter into this Second Amendment.

5.           Modification to Agreement.  The right to amend the Employment Agreement, the First Amendment and the Second Amendment further is reserved by the parties and this Second Amendment may be amended or modified only by an instrument or document in writing signed by the person or entity against whom enforcement is sought.

6.           Governing Law.  This Second Amendment, and any documents executed in connection herewith or as required hereunder, and the rights and obligations of the undersigned hereto and thereto, shall be governed by, construed and enforced in accordance with the laws of the State of West Virginia.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first written above.

SUMMIT FINANCIAL GROUP, INC.

By:	/s/ H. Charles Maddy, III
H. Charles Maddy, III
Its:	Chief Executive Officer

SUMMIT COMMUNITY BANK, INC.

By:	/s/ H. Charles Maddy, III
H. Charles Maddy, III
Its:	Chairman of the Board of Directors

/s/ C. David Robertson
                                 C. David Robertson